Exhibit 99.1

Lennox Reports Third Quarter Results and Raises Full Year Guidance
____________________________________________________________________________
Q3 Highlights
(All comparisons are year-over-year, unless otherwise noted)
(Prior-year adjusted results and core revenue exclude European operations that were divested in the 4Q 2023)

• Revenue $1.5 billion – Core revenue up 15%, including 2% growth from acquisitions

• GAAP Operating Income $303 million – Adjusted segment profit up 21% to $303 million

• GAAP diluted EPS $6.68 – Adjusted diluted EPS up 24% to $6.68

•Net cash from operations was $452 million – Free cash flow was $412 million, up 50%

•Raising FY guidance to 10% revenue growth, EPS to $20.75-$21.00 and cash flow to $575 - $650 million
____________________________________________________________________________

Highlights from recent press announcements:

•Company announced CLO, John Torres, has elected to retire and is being succeeded by Monica Brown,     effective January 1, 2025
____________________________________________________________________________
DALLAS, October 23, 2024 – Lennox (NYSE: LII), a leader in energy-efficient climate-control solutions, today reported third quarter financial results with $1.5 billion of revenue, a record $303 million of operating income and $6.68 GAAP diluted earnings per share.

Core revenue grew 15% to $1.5 billion. Adjusted segment profit rose 21% to $303 million. Adjusted segment margin was up 90 basis points to a record 20.2%. Adjusted diluted earnings per share rose 24% to $6.68.

"The Lennox team is proud to deliver another exceptional quarter driven by the effective execution of our transformation plan,” said Chief Executive Officer, Alok Maskara. “We also successfully operationalized the Samsung Lennox joint venture, started production at our new Saltillo commercial factory, and integrated AES ahead of schedule. Our low GWP transition plan and products are strengthening our competitive edge, and we are well-positioned to capture market share in the years ahead. This gives us confidence to raise our full year guidance once again.”

“In addition to the impressive third quarter results, we announced this morning that Monica Brown will be appointed Chief Legal Officer of Lennox, effective January 1, 2025, given the planned retirement of John Torres, our current Chief Legal Officer in February 2025. I want to thank John for his invaluable counsel and leadership at Lennox and congratulate Monica on her new role,” Maskara continued.

The Home Comfort Solutions segment generated 15% revenue growth in the third quarter, driven by impressive sales volume and continued focus on pricing. Sales volume benefited from industry R-410A availability challenges and restocking of depleted industry inventories. The segment maintained steady margin expansion, effectively offsetting the impact of inflation and ongoing investments.

The Business Climate Solutions segment revenue grew 15% this quarter. The AES business continues to perform well, contributing 6% revenue growth to the segment. The integration of the AES acquisition was successfully completed ahead of schedule. Segment profit margin continues to be impacted by ongoing investments to ramp up our new factory in Saltillo, Mexico.

THIRD QUARTER 2024 FINANCIAL HIGHLIGHTS
(All comparisons are year-over-year, unless otherwise noted)

Revenue: $1.5 billion was up 10% and up 15% for core operations, with organic revenue up 13% driven by favorable sales volume as well as price/mix benefits.

Operating Income: $303 million, up 62%, with operating profit margin of 20.2%, up 650 basis points.

Adjusted Segment Profit: $303 million, up 21%, and adjusted segment profit margin of 20.2%, up 90 basis points. Profit growth was driven by $47 million in organic and inorganic sales volume, and $43 million of price/mix benefits. This was partially offset by inflation and new factory expenses, SG&A, and distribution investments.

Net Income: $239 million, or $6.68 per share, compared to $130 million, or $3.65 per share, in the prior-year quarter.

Adjusted Net Income: $239 million, or $6.68 per share, compared to $192 million, or $5.37 per share, in the prior-year quarter.

Cash Flow: Operating cash flow was $452 million compared to $313 million in the prior-year quarter. Capital expenditures were $41 million compared to $40 million in the prior-year quarter. This quarter the company repurchased $13 million in shares.

Home Comfort Solutions: Business segment revenue was $1.0 billion, up 15%. Segment profit was $227 million, up 25%, and segment margin was 21.9%, up 170 basis points. Segment profit increased $45 million compared to the prior-year quarter. The increase was attributed to $35 million in sales volume and $33 million in price/mix benefits. This was partially offset by a $23 million impact from inflation and investments in distribution and selling.

Building Climate Solutions: Business segment revenue was $465 million, up 15%. Organic revenue was $442 million, up 9%. Segment profit was $106 million, up $9 million or 9%, and segment margin decreased 120 basis points to 22.8%. This profit improvement was driven by a $12 million increase in organic and inorganic sales volume and $10 million in price/mix improvement. This was offset by $10 million of expense related to the new factory ramp-up and manufacturing inefficiencies at existing facilities, in addition to $3 million of inflationary wage impacts.

Corporate and Other: Corporate expenses were $29 million, an increase of $2 million versus the prior-year quarter adjusted amount.

FULL YEAR 2024 GUIDANCE
For full year 2024, we are increasing revenue guidance to approximately 10%, with 2% of benefit from the AES acquisition.

Earnings per share revised range is $20.75 to $21.00 versus the prior range of $19.50 to $20.25.

Free Cash Flow is estimated to be within the range of $575 million to $650 million compared to the prior range of $500 million to $600 million.

CONFERENCE CALL INFORMATION
A conference call to discuss the company’s third quarter results and 2024 outlook will be held this morning at 8:30 a.m. Central Time. To participate in the earnings conference, please call 800-245-3047 (U.S.) or +1 203-518-9765 (international) at least 10 minutes prior to the scheduled start time and use conference ID LIIQ324. The conference call also will be webcast live on the company’s investor relations web site at investor.lennox.com. A replay of the conference call will be available until October 30, 2024, by calling toll-free 800-925-9940 (U.S.) or +1 402-220-5394 (international). The call will also be archived on the company's investor relations website at investor.lennox.com.

ABOUT LENNOX
Lennox (NYSE: LII) is a leader in energy-efficient climate-control solutions. Dedicated to sustainability and creating comfortable and healthier environments for our residential and commercial customers while reducing their carbon footprint, we lead the field in innovation with our cooling, heating, indoor air quality, and refrigeration systems. Additional information on Lennox is available at Lennox.com or by contacting investor@lennox.com.

FORWARD-LOOKING STATEMENTS & NON-GAAP FINANCIAL MEASURES
The statements in this document that are not historical statements, including statements regarding the 2024 full-year outlook and expected consolidated and segment financial results, as well as financial targets for future years, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include risks that the North American unitary HVAC and refrigeration markets perform worse than current assumptions. Additional risks include but are not limited to competition in the HVACR business; our ability to successfully develop and market new products or execute our business strategy; our ability to meet and anticipate customer demands; our ability to continue to license or enforce our intellectual property rights; our ability to attract, motivate, develop, and retain our employees, as well as labor relations problems; a decline in new construction activity and related demand for our products and services; the impact of weather on our business; the impact of higher raw material prices and significant supply interruptions; changes in environmental and climate-related legislation or government regulations or policies; changes in tax legislation; the impact of new or increased trade tariffs; warranty, intellectual property infringement, product liability and other claims; litigation risks; general economic conditions in the United States and abroad; extraordinary events beyond our control; foreign currency fluctuations and changes in local government regulation associated with our international operations; cyber attacks and other disruptions or misuse of information systems; our ability to successfully realize, complete and integrate acquisitions; and impairment of the value of our goodwill.

For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A reconciliation of non-GAAP financial measures appearing in this document to financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) are included in the Annex to this document.

This document includes forward-looking statements regarding core revenue, segment profit, adjusted segment profit, adjusted net income, adjusted diluted earnings per share, free cash flow, and Debt to EBITDA, which are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, changes in environmental liabilities, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. Core revenue, adjusted segment profit, and adjusted diluted earnings per share exclude net sales and profit/(loss) from our European portfolio, which was sold in 4Q 2023. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on LII’s full year GAAP financial results.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

(Amounts in millions, except per share data)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2024	2023	2024	2023
Net sales	$1,498.1	$1,366.3	$3,996.3	$3,827.1
Cost of goods sold	1,009.7	937.8	2,679.7	2,634.1
Gross profit	488.4	428.5	1,316.6	1,193.0
Operating Expenses:
Selling, general and administrative expenses	184.4	178.9	523.6	527.6
Losses and other expenses, net	3.1	3.5	10.5	5.2
Restructuring charges	—	0.3	—	0.2
Gain on sale from previous dispositions	—	—	(1.6)	—
Impairment on assets held for sale	—	63.2	—	63.2
Income from equity method investments	(2.4)	(4.2)	(6.1)	(8.0)
Operating income	303.3	186.8	790.2	604.8
Pension settlements	0.1	0.3	0.4	0.4
Interest expense, net	8.9	11.2	33.2	40.4
Other expense (income), net	0.4	0.1	1.5	(0.1)
Income before income taxes	293.9	175.2	755.1	564.1
Provision for income taxes	54.9	44.8	145.9	118.5
Net income	$239.0	$130.4	$609.2	$445.6

Earnings per share – Basic:	$6.71	$3.67	$17.11	$12.55

Earnings per share – Diluted:	$6.68	$3.65	$17.02	$12.51

Weighted Average Number of Shares Outstanding - Basic	35.6	35.5	35.6	35.5
Weighted Average Number of Shares Outstanding - Diluted	35.8	35.7	35.8	35.6

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Segment Net Sales and Profit (Loss)
(Unaudited)

(Amounts in millions)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2024	2023	2024	2023
Net Sales
Home Comfort Solutions	$1,032.8	$896.3	$2,689.7	$2,513.6
Building Climate Solutions	465.3	405.5	1,306.6	1,121.5
Corporate and other (1)	—	64.5	—	192.0
Total segment sales	$1,498.1	$1,366.3	$3,996.3	$3,827.1

Segment Profit (Loss) (2)
Home Comfort Solutions	$226.5	$181.4	$567.1	$495.2
Building Climate Solutions	105.9	97.3	298.1	250.3
Corporate and other	(29.1)	(23.4)	(76.6)	(65.2)
Total segment profit	303.3	255.3	788.6	680.3
Reconciliation to Operating income:
Gain on sale from previous dispositions	—	—	$(1.6)	—
Impairment of net assets held for sale	—	63.2	—	63.2
Items in Losses and other expenses, net which are excluded from segment profit (loss) (2)	—	5.0	—	12.1
Restructuring charges	—	0.3	—	0.2
Operating income	$303.3	$186.8	$790.2	$604.8
(1) The Corporate and Other segment included our European portfolio. In the fourth quarter of 2023 we completed the divestiture of our European operations.
(2) We define segment profit (loss) as a segment's operating income (loss) included in the accompanying Consolidated Statements of Operations, excluding:
•The following items in Losses and other expenses, net:
◦Net change in unrealized losses (gains) on unsettled futures contracts,
◦Environmental liabilities and special litigation charges, and;
◦Other items, net
•Restructuring charges,
•Impairment on assets held for sale, and;
•Gain on sale of previous dispositions

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(Amounts in millions, except shares and par values)	As of September 30, 2024	As of December 31, 2023
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$243.1	$60.7
Short-term investments	12.6	8.4
Accounts and notes receivable, net of allowances of $16.2 and $14.4 in 2024 and 2023, respectively	816.5	594.6
Inventories, net	689.2	699.1
Other assets	69.6	70.7
Total current assets	1,831.0	1,433.5
Property, plant and equipment, net of accumulated depreciation of $952.6 and $910.8 in 2024 and 2023, respectively	754.8	720.4
Right-of-use assets from operating leases	270.5	213.6
Goodwill	219.9	222.1
Deferred income taxes	71.2	51.8
Other assets, net	165.8	156.9
Total assets	$3,313.2	$2,798.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$477.5	$374.7
Accrued expenses	444.7	416.1
Income taxes payable	13.3	4.2
Commercial paper	—	150.0
Current maturities of long-term debt	312.7	12.1
Current operating lease liabilities	67.8	57.5
Total current liabilities	1,316.0	1,014.6
Long-term debt	827.6	1,143.1
Long-term operating lease liabilities	214.9	164.6
Pensions	16.3	22.5
Other liabilities	184.4	168.2
Total liabilities	2,559.2	2,513.0
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 87,170,197 shares issued	0.9	0.9
Additional paid-in capital	1,204.9	1,184.6
Retained earnings	3,994.0	3,506.2
Accumulated other comprehensive loss	(70.7)	(56.9)
Treasury stock, at cost, 51,537,964 shares and 51,588,103 shares for 2024 and 2023, respectively	(4,375.1)	(4,349.5)
Total stockholders' equity	754.0	285.3
Total liabilities and stockholders' equity	$3,313.2	$2,798.3

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in millions)	For the Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$609.2	445.6
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale from previous dispositions	(1.6)	—
Income from equity method investments	(6.1)	(8.0)
Dividends from affiliates	2.5	—
Impairment on assets held for sale	—	63.2
Provision for credit losses	4.6	4.7
Unrealized (gains) losses, net on derivative contracts	(6.7)	5.6
Stock-based compensation expense	20.1	23.5
Depreciation and amortization	69.6	62.0
Deferred income taxes	(21.5)	(24.9)
Pension expense	3.5	2.4
Pension contributions	(9.1)	(2.8)
Other items, net	—	(1.4)
Changes in assets and liabilities, net of effects of acquisitions and divestitures:
Accounts and notes receivable	(229.1)	(142.5)
Inventories	9.1	(44.9)
Accounts payable	104.6	(10.9)
Accrued expenses	31.3	69.4
Income taxes payable and receivable, net	20.4	(6.7)
Leases, net	3.8	3.4
Other, net	8.7	(7.8)
Net cash provided by operating activities	613.3	429.9
Cash flows from investing activities:
Proceeds from the disposal of property, plant and equipment	1.9	1.6
Purchases of property, plant and equipment	(103.4)	(125.0)
Net proceeds from previous disposition	4.1	—
Acquisitions, net of cash	1.8	—
Purchases of investments	(12.5)	(1.1)
Net cash used in investing activities	(108.1)	(124.5)
Cash flows from financing activities:
Commercial paper borrowings	424.1	—
Commercial paper payments	(574.1)	—
Borrowings from debt arrangements	156.7	1,737.5
Payments on debt arrangements	(190.2)	(2,290.1)
Issuance of senior unsecured notes	—	500.0
Payments of deferred financing costs	—	(5.4)
Proceeds from employee stock purchases	3.3	2.9
Repurchases of common stock	(12.9)	—
Repurchases of common stock to satisfy employee withholding tax obligations	(15.0)	(7.1)
Cash dividends paid	(119.3)	(153.4)
Net cash used in financing activities	(327.4)	(215.6)
Increase in cash and cash equivalents	177.8	89.8
Cash balances classified as assets held for sale	—	(7.6)
Effect of exchange rates on cash and cash equivalents	4.6	(2.8)
Cash and cash equivalents, beginning of period	60.7	52.6
Cash and cash equivalents, end of period	$243.1	$132.0

Supplemental disclosures of cash flow information:
Interest paid	$44.7	$42.0
Income taxes paid (net of refunds)	$145.5	$151.3

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Use of Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements and segment net sales and profit (loss) presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results and enhance the ability of investors to analyze the Company's business trends and operating performance.

Reconciliation of Net income, a GAAP measure, to Adjusted net income, a Non-GAAP measure
	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2024		2023		2024		2023
	Amount after tax	Per Diluted Share	Amount after tax	Per Diluted Share	Amount after tax	Per Diluted Share	Amount after tax	Per Diluted Share
Net income, a GAAP measure	$239.0	$6.68	$130.4	$3.65	$609.2	$17.02	$445.6	$12.51
Restructuring charges	—	—	0.3	0.01	—	—	0.2	0.01
Gain on sale from previous dispositions	—	—	—	—	(1.6)	(0.04)	—	—
Pension settlements	—	—	0.2	0.01	—	—	0.3	0.01
Items in Losses and other expenses, net which are excluded from segment profit (loss) (a)	—	—	4.3	0.11	—	—	9.6	0.26
Excess tax benefit from share-based compensation (b)	—	—	(2.3)	(0.06)	—	—	(2.4)	(0.07)
Other tax items, net (b)	—		—	—	—	—	0.4	0.01
Impairment on assets held for sale (c)	—	—	62.0	1.74	—	—	62.0	1.74
Non-core business results (d)	—	—	(3.3)	(0.09)	—	—	(4.8)	(0.13)
Adjusted net income, a non-GAAP measure	$239.0	$6.68	$191.6	$5.37	$607.6	$16.98	$510.9	$14.34

(a) Recorded in Losses and other expenses, net in the Consolidated Statements of Operations
(b) Recorded in Provision for income taxes in the Consolidated Statements of Operations
(c) Impairment on assets held for sale relate to the divestiture of our European operations that was completed in the fourth quarter of 2023.
(d) Non-core business results represent activity related to our business operations in Europe not included elsewhere in the reconciliations.

Reconciliation of Net Cash Provided by Operating Activities, a GAAP measure, to Free Cash Flow, a Non-GAAP measure
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$452.1	$313.2	$613.3	$429.9
Purchases of property, plant and equipment	(41.2)	(39.7)	(103.4)	(125.0)
Proceeds from the disposal of property, plant and equipment	0.8	0.1	1.9	1.6
Free cash flow, a Non-GAAP measure	$411.7	$273.6	$511.8	$306.5

Reconciliation of Net sales, a GAAP measure to Core net sales, a Non-GAAP measure
	For the Three Months Ended September 30,
	Corporate and Other	Consolidated
	2023	2023
Net sales, a GAAP measure	$64.5	$1,366.3
Net sales from non-core businesses (a)	(64.5)	(64.5)
Core net sales, a Non-GAAP measure	$—	$1,301.8

(a) Non-Core businesses represent our business operations in Europe, which were sold in the fourth quarter of 2023.

Reconciliation of Net sales, a GAAP measure to Core net sales, a Non-GAAP measure
	For the Nine Months Ended September 30,
	Corporate and Other	Consolidated
	2023	2023
Net sales, a GAAP measure	$192.0	$3,827.1
Net sales from non-core businesses (a)	(192.0)	(192.0)
Core net sales, a Non-GAAP measure	$—	$3,635.1

(a) Non-Core businesses represent our business operations in Europe

Reconciliation of Segment profit (loss), a Non-GAAP measure to Adjusted Segment profit (loss), a Non-GAAP measure
	For the Three Months Ended September 30,
	Corporate and Other	Consolidated
	2023	2023
Segment profit (loss), a Non-GAAP measure	$(23.4)	$255.3
Profit from non-core businesses (a)	3.9	3.9
Adjusted Segment profit (loss), a Non-GAAP measure	$(27.3)	$251.4

(a) Non-Core businesses represent our business operations in Europe, which were sold in the fourth quarter of 2023.

Reconciliation of Segment profit, a Non-GAAP measure to Adjusted Segment profit, a Non-GAAP measure
	For the Nine Months Ended September 30,
	Corporate and Other	Consolidated
	2023	2023
Segment profit (loss), a Non-GAAP measure	$(65.2)	$680.3
Profit from non-core businesses (a)	6.1	6.1
Adjusted Segment profit (loss), a Non-GAAP measure	$(71.3)	$674.2

(a) Non-Core businesses represent our business operations in Europe